Exhibit 32.2

Selectis Health, Inc.

Certification Pursuant to

18 U.S.C. Section 1350

(as Adopted Pursuant to Section 906 of

the Sarbanes-Oxley Act Of 2002)

In connection with the Quarterly Report of Selectis Health, Inc. (the “Company”) on Form 10-Q for the quarter period ended June 30, 2026, as filed with the Securities and Exchange Commission (the “Report”), I, Krystal Eckhart, Interim Chief Financial Officer (Principal Accounting Officer) of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 24, 2026

/s/ Krystal Eckhart
Krystal Eckhart, Interim Chief Financial Officer
(Principal Accounting Officer)